Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY POSTS RECORD RESULTS
FOR SECOND QUARTER 2005
~ Revenue: $125.6 Million Up From $115.6 Million ~

~ Net Income: $11.4 Million ~

~ Fully Diluted EPS: $0.25 ~

~ Updates Financial Outlook for Full Year ~

GLENDALE, California (August 3, 2005) – American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographic services and technology with more than 190 locations across the U.S. today reported revenue for the second quarter of 2005 of $125.6 million compared to $115.6 million in the second quarter of 2004, an increase of 8.6%. Net income for the second quarter of 2005 was $11.4 million, or $0.25 per diluted share. Adjusting for a proforma incremental income tax provision as if the Company had been a Delaware corporation for the second quarter, net income for the same period last year was $6.9 million, or $0.18 per fully diluted share.
Net income for the first six months of 2005 was $46.9 million, or $1.10 per diluted share, including a one-time $27.7 million income tax benefit due to the Company’s reorganization from a limited liability company to a Delaware corporation in conjunction with its IPO in February 2005. Excluding the one-time income tax benefit, the Company earned $0.44 per fully diluted share, in the first six months of 2005. Net income for the first six months of 2004 was $18.3 million, or $0.49 per fully diluted share. Recognizing the proforma incremental income tax the Company would have paid had it been organized as a Delaware corporation in the first six months of 2004, proforma net income for that period of 2004 was $12.7 million, or $0.34 per fully diluted share.
“We were pleased to post a strong level of revenues and profits during the first half of 2005,” said S. “Mohan” Chandramohan, Chairman and CEO of American Reprographics Company. “We experienced positive impact from favorable overall macroeconomic trends that began in 2004 and continued through the second quarter, including strong demand for commercial office space due to expanding employment, and continued business investment. These trends contribute to strength in the architectural, engineering and construction industry, which continues to represent roughly 80% of our revenue mix. In addition to strong industry trends, each business segment at ARC is operating efficiently and we continue to focus on the successful execution of our strategic initiatives which are experiencing positive traction.”
K. “Suri” Suriyakumar, President and COO said, “There were many highlights during the period which made incremental contributions to our organic growth. To begin, strength in large-document construction-oriented reprographics remained robust, while growth in our on-site services business, which we refer to as facilities management, continued to increase steadily. Moreover, membership in the PEiR Group, our private trade association, grew from 63 members at the end of the first quarter to 108 members at the end of June, growth of more than 50%. This is a significant achievement for ARC because the PEiR Group is a core component to our strategy of promoting PlanWell® technology as the industry standard for procuring online reprographics services.”
“In addition, we expanded our presence in the Midwest with new facilities in both Cleveland and Cincinnati, Ohio,” Suri concluded.
Outlook
Based on current trends, business visibility, the opening of new locations and the entrance into new markets, American Reprographics Company is increasing its previous revenue and EPS forecast for the year. For 2005, the Company now anticipates that revenue will be between $485-$490 million and fully diluted EPS, excluding the one-time income tax benefit of $27.7 million due to the Company’s reorganization, will be in the range of $0.82-$0.84.

Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2 p.m. Pacific time to discuss financial results for the second quarter ended June 30, 2005. The conference call can be accessed by dialing 800-510-0178 (Domestic) or 617-614-3450 (International). The passcode is “99407329.”
A replay of this call will be available for seven days. This replay can be accessed by dialing 617-801-6888. The required passcode for the replay is “90413811.”
A live webcast of this conference call can be accessed at the Company’s website at www.e-arc.com. An archive of the webcast will be available for approximately 90 days following the conclusion of the teleconference.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC industries. The company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. We provide our core services through our suite of reprographics technology products, a network of locally branded reprographics service centers across the U.S., and on-site at our customers’ locations. Our service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing us to provide our services both locally and nationally. We serve more than 65,000 active customers.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “believe,” “expect,” “may,” “anticipate” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding favorable overall macroeconomic trends, positive trends in the architectural, engineering and construction industries, our ongoing technology development, continued success in implementing our major strategic initiatives, and 2005 revenue and earnings per share estimates. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position

•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative affect on our future performance, results of operations and financial condition

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, our Annual Report on Form 10-K for the year ended December 31, 2004 and our final prospectus dated February 3, 2005. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of August 3, 2005, and except as required by law, ARC undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA, EBIT, proforma incremental tax provision, and proforma net income. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note 1 to “Non-GAAP Measures” included in this press release for further information.

Contacts:
David Stickney
Director of Corporate Communications
Phone: 925-949-5100
Email: dstickney@e-arc.com
Jason Golz
Financial Dynamics
Phone: 415-439-4532
Email: jgolz@fd-us.com

American Reprographics Company
Consolidated Balance Sheets
(dollars in thousands, except per share data)

	December 31,	June 30,
	2004	2005
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,826	$12,591
Accounts receivable, net	61,679	69,748
Inventories, net	6,012	5,894
Deferred taxes	1,364	2,859
Prepaid expenses and other current assets	7,855	5,797

Total current assets	90,736	96,889

Property and equipment, net	35,023	36,430
Goodwill	231,357	234,496
Other intangible assets, net	12,095	13,231
Deferred financing costs, net	6,619	4,778
Deferred taxes	—	18,442
Other assets	1,504	1,407

Total assets	$377,334	$405,673

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$21,170	$21,625
Accrued payroll and payroll-related expenses	11,683	12,159
Accrued expenses	24,834	22,348
Current portion of long-term debt and capital leases	10,276	11,978

Total current liabilities	67,963	68,110

Long-term debt and capital leases, net of debt discount	310,557	244,374
Mandatorily redeemable preferred membership units	27,814	—
Deferred taxes	5,634	—
Other long-term liabilities	375	377

Total liabilities	412,343	312,861

Commitments and contingencies

Stockholders’ equity (deficit):
Members’ deficit	(32,688)	—
Preferred stock, $.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $.001 par value, 150,000,000 shares authorized; zero and 43,931,154 shares issued and outstanding	—	44
Additional paid-in capital	—	49,730
Deferred stock-based compensation	(2,527)	(2,219)
Retained earnings	—	45,032
Accumulated other comprehensive income	206	225

Total stockholders’ equity (deficit)	(35,009)	92,812

Total liabilities and stockholders’ equity (deficit)	$377,334	$405,673

American Reprographics Company
Consolidated Statements of Operations
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
Net sales	$115,615	$125,560	$226,133	$242,026
Cost of sales	66,191	71,906	130,790	140,047

Gross profit	49,424	53,654	95,343	101,979

Selling, general and administrative expenses	28,363	28,140	55,264	55,021
Amortization of intangible assets	422	431	852	815

Income from operations	20,639	25,083	39,227	46,143

Other income	(293)	(106)	(567)	(224)
Interest expense, net	8,405	6,194	16,530	14,518

Income before income tax provision (benefit)	12,527	18,995	23,264	31,849
Income tax provision (benefit)	2,682	7,612	4,981	(15,097)

Net income	9,845	11,383	18,283	46,946

Income tax benefit due to Reorganization	—	—	—	(27,701)
Unaudited proforma incremental income tax provision	2,981	—	5,536	333

Unaudited proforma net income	$6,864	$11,383	$12,747	$18,912

Earnings per share (Actual):
Basic	$0.28	$0.26	$0.52	$1.13

Diluted	$0.26	$0.25	$0.49	$1.10

Earnings per share (Proforma):
Basic	$0.19	$0.26	$0.36	$0.45

Diluted	$0.18	$0.25	$0.34	$0.44

Weighted average common shares outstanding:
Basic	35,487,511	43,931,154	35,487,511	41,690,494
Diluted	37,437,422	44,861,155	37,437,422	42,771,754

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
Net income	$9,845	$11,383	$18,283	$46,946
Interest expense, net	8,405	6,194	16,530	14,518
Income tax provision (benefit)	2,682	7,612	4,981	(15,097)

EBIT	20,932	25,189	39,794	46,367
Depreciation	4,485	4,028	8,569	8,074
Amortization	422	431	852	815

EBITDA	$25,839	$29,648	$49,215	$55,256

Net income	$9,845	$11,383	$18,283	$46,946
Income tax benefit due to Reorganization	—	—	—	(27,701)
Unaudited proforma incremental income tax provision	2,981	—	5,536	333

Unaudited proforma net income	$6,864	$11,383	$12,747	$18,912

Earnings per share (Actual):
Basic	$0.28	$0.26	$0.52	$1.13

Diluted	$0.26	$0.25	$0.49	$1.10

Earnings per share (Proforma):
Basic	$0.19	$0.26	$0.36	$0.45

Diluted	$0.18	$0.25	$0.34	$0.44

Weighted average common shares outstanding:
Basic	35,487,511	43,931,154	35,487,511	41,690,494
Diluted	37,437,422	44,861,155	37,437,422	42,771,754
See Note 1 for additional information regarding non-GAAP measures.

Note 1. Non-GAAP Measures
     EBIT and EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
     EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. We present EBIT and EBITDA because we consider them important supplemental measures of our performance and liquidity and believe that such measures are meaningful to investors because they are used by management for the reasons discussed below.
     We use EBIT as a metric to measure and compare the performance of our divisions. We operate our 39 divisions as separate business units, but manage debt and taxation at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our divisions. We also use EBIT as a metric to measure performance for the purpose of determining compensation at the division level and use EBITDA to measure performance and determine compensation at the consolidated level. We also use EBITDA as a metric to manage cash flow from our divisions to the corporate level and to determine the financial health of each division. As noted above, because our divisions do not incur interest or income tax expense, the cash flow from each division should be equal to the corresponding EBITDA of each division, assuming no other changes to a division’s balance sheet. As a result, we reconcile EBITDA to cash flow on a monthly basis as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures. In addition, certain covenants in our credit agreements require compliance with financial ratios based on EBITDA, adjusted for certain items as defined in our credit agreements.
     EBIT and EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
     • they do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
     • they do not reflect changes in, or cash requirements for, our working capital needs;
     • they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
     • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
     Because of these limitations, EBIT and EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only supplementally.
     We have presented our earnings per share for the six months ended June 30, 2005 adjusted to exclude a one-time income tax benefit to the Company in order to present the Company’s operating results for the six months ended June 30, 2005 in meaningful comparison to the same period in 2004.

American Reprographics Company
Consolidated Statements of Cash Flows
(dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2004	2005
Operating activities
Net income	$18,283	$46,946
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of yield on redeemable preferred member units	982	449
Allowance for doubtful accounts	820	723
Reserve for inventory obsolescence	30	90
Depreciation	8,569	8,074
Amortization of intangible assets	852	815
Amortization of deferred financing costs	987	823
Deferred income taxes	894	(25,571)
Write-off of deferred financing costs	—	1,631
Amortization of deferred stock-based compensation	167	308
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(11,424)	(7,527)
Inventory	(161)	200
Prepaid expenses and other assets	(928)	720
Accounts payable and accrued expenses	9,612	(3,092)

Net cash provided by operating activities	28,683	24,589

Investing activities
Capital expenditures	(3,427)	(2,476)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(1,880)	(4,076)
Other	(115)	(209)

Net cash used in investing activities	(5,422)	(6,761)

Financing activities
Proceeds from initial public offering, net of underwriting discounts	—	92,690
Direct costs of initial public offering	—	(1,487)
Redemption of preferred member units	—	(28,263)
Proceeds from borrowings under debt agreements	1,000	13,000
Payments on long-term debt under debt agreements	(21,367)	(86,636)
Payment of loan fees	(355)	(123)
Member distributions	(3,045)	(8,244)

Net cash used in financing activities	(23,767)	(19,063)

Net decrease in cash and cash equivalents	(506)	(1,235)
Cash and cash equivalents at beginning of period	17,315	13,826

Cash and cash equivalents at end of period	$16,809	$12,591

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$4,696	$6,104
Issuance of subordinated notes in connection with the acquisition of businesses	$250	$1,974
Change in fair value of derivatives	$1,031	$19